===================================================================================

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 14, 2008

EMPIRE WATER CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52256
(State or other jurisdiction of incorporation)	(Commission File No.)

25 Orchard Road
Lake Forest, California 92630
(Address of principal executive offices and Zip Code)

(949) 768-1600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

===================================================================================

ITEM 5.02      ELECTION OF DIRECTORS

     On March 14, 2008, we held our annual meeting of shareholders at 25 Orchard Road, Lake Forest, California 92630 on Friday, March 14, 2008, at 10:30 a.m. local time and all adjournments. At the meeting the following persons were elected to the board of directors and constitute all of our directors:

     Peter L. Jensen is currently our Principal Executive Officer. From December 1999 to February 19, 2008, he served as Chief Executive Officer of Basin Water, Inc. Since December 1999, Mr. Jensen has been a member of the Board of Directors of Basin Water, Inc. He was Chairman of the Board of Basin Water, Inc. from November 2006 to February 19, 2008 and President from December 1999 to October 2006. Basin Water’s common stock is traded on the NASDAQ Global Market under the symbol “BWTR.” From 1990 to 1999, Mr. Jensen served as Chairman of the Board of Directors of Western Water Company, a company engaged in the identification, development, transportation, sale and lease of water rights and water. From 1990 to 1997, he also served as President and Chief Executive Officer of Western Water Company. From 1989 to 1990, he served as Chairman of the Board of Directors of Yuba Natural Resources. From 1983 to 1990, Mr. Jensen served as a President of Yuba Natural Resources. Mr. Jensen is a registered professional engineer in California, and holds a B.S. and M.S. in chemical engineering from the Massachusetts Institute of Technology.

     John Kaites has been a Partner in the law firm of Ridenour, Hienton, Kelhoffer, Lewis & Garth since January 2000. Since January 1999, he has been the owner of and in the government relations firm of Public Policy Partners and since November 2005 a Partner in Turning Point Public Relations. Since October 2004, Mr. Kaites has been the owner of 913 W. McDowell LLC, a real estate holding company and since September 2007, a Partner in Blue Marble Energy Resources, which is engaged in the business of energy efficiency and renewable energy technology marketing and sales. Since November 2007, Mr. Kaites has been a Partner in Shields Consulting which provides local government consulting services and a Partner in World Class Services, which provides marketing and management consulting services. All of the foregoing business are located in Phoenix, Arizona.

     Piers Clark, PhD has served as Principal Scientist and a Director for Mouchel Parkman Services Limited, West Byfleet, England since November 2005 and a Director and Principal Scientist for Rentricity Limited, West Byfleet, England since March 2007. Since February 2007, Dr. Clark has been a Director of Water Science Limited, West Byfleet, England and since May 2007 Principal Scientist of Parkman Consultants Limited, West Byfleet, England. From October 2002 to May 2003, Dr. Clark was a Director for and consultant to British Water, London, England and from September 2002 to March 2004, a Director and Principal Scientist for Quay Environmental Limited (now dissolved) which was located in Berks, England. From June 2002 to September 2005, Dr. Clark was a Director and Scientist for Sonico Limited, Kidderminster, England and from February 2003 to October 2005, a Director and Principal Scientist for W.S. Atkins International Limited, Epsom, Surrey, England.

Compensation of Directors

     The members of our board of directors are not compensated for their services as directors. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of our board of directors. We have no director's service contracts.

Director Independence and Board Committees

     Messrs. John Kaites and Piers Clark are an independent directors. Mr. Jensen is not an independent because he is our Principal Executive Officer. We have two committees: the Audit Committee and the Disclosure Committee. All of our directors are members of each committee.

Audit Committee

     The Audit Committee consists of all of our directors. John Kaites and Piers Clark are independent directors. Mr. Jensen is not are independent as defined by the National Association of Securities Dealers Marketplace Rules. We have no audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

     The Audit Committee generally has responsibility for appointing, overseeing, and determining the compensation of our independent certified public accountants, reviewing the plan and scope of the accountant’s audit, reviewing our audit and control functions, approving all permitted non-audit services provided by our independent certified public accountants, and reporting to our full Board of Directors regarding all of the foregoing. The Audit Committee communicates with the independent certified public accountants in connection with its review and approval of (i) the unaudited financials for inclusion in our quarterly reports and (ii) the annual audited financial statements for inclusion in our Annual Report on Form 10-K or Form 10-KSB. The Audit Committee also provides our Board of Directors with such additional information and material as it may deem necessary to make our Board of Directors aware of significant financial matters that require its attention. Additionally, the Audit Committee considers any related party transactions between the Company or any of its subsidiaries and any director, officer or the majority shareholder of the Company. The Audit Committee’s goals and responsibilities are set forth in a written Audit Committee Charter. The Audit Committee did not hold any meetings and took no action during the year ended June 30, 2007.

Disclosure Committee

     We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Principal Executive Officer and the Principal Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports. Our disclosure committee did not meet in 2007.

Compensation Committee

     We do not have a compensation committee.

Family Relationships

     There are no familial relationships among the executive officers and directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 17th day of March 2008.

EMPIRE WATER CORPORATION

BY: LARRY ROWE
Larry Rowe, President